Exhibit 99.1

Contacts:
Rajesh C. Shrotriya, M.D.,	Laurie Little
CEO and President	Director, Investor Relations
(949) 743-9295	(949) 743-9216

Spectrum Pharmaceuticals Announces Alliance With
Cura Pharmaceuticals for Marketing and Distribution
of Carboplatin Injection

•	Carboplatin will be the first anticancer injectable product on the market for Spectrum

•	Cura’s team has the necessary expertise, resources and commitment to successfully launch Spectrum’s carboplatin when approved by the FDA

     IRVINE, Calif., April 14, 2005 – Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) today announced that they have entered into an exclusive agreement with Cura Pharmaceuticals Co., Inc. for the marketing and distribution of carboplatin injection. Carboplatin is one of the most broadly used anti-cancer agents. The exclusivity for Paraplatin®, the branded form of carboplatin marketed by Bristol Myers Squibb, expired in 2004 and generic versions of the product have been approved.

     “We are delighted to have entered into this agreement with Cura Pharmaceuticals to market and distribute Spectrum’s first anti-cancer injectable product,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President. “We believe that the Cura team has the necessary background, experience, resources and commitment in the anti-cancer injectable field to be able to obtain significant sales for Spectrum’s “Ready to Use” carboplatin product, currently awaiting approval from the U.S. Food and Drug Administration. With this alliance now in place, we should be able to launch our product shortly after receiving final approval from the FDA, currently anticipated to occur by mid-year.”

About Spectrum Pharmaceuticals

Spectrum Pharmaceuticals is a specialty pharmaceutical company engaged in the business of acquiring, developing and commercializing prescription drug products for the treatment of cancer and other unmet medical needs. By leveraging its operational flexibility and regulatory proficiency, and using the extensive research and development capabilities of its strategic alliance partners, Spectrum has built a diversified portfolio of proprietary and generic drug products in various stages of development and regulatory approval. For more information, please visit our website at www.spectrumpharm.com.

About Cura Pharmaceuticals

Cura Pharmaceutical Co., Inc. is a pharmaceutical marketing company that focuses on select niche specialty markets through the offering of distinctive products and services that present efficiency and/or cost effectiveness. Cura’s strategy is to provide products to the American Healthcare Practitioner that satisfy a distinct unmet medical need, offer products not readily accessible and provide enhancements to existing treatments. Cura management has extensive experience in the oncology market with over 100 years of combined experience. Cura management is very familiar and cognizant of this market, and knows its players intimately.

Forward-looking statements

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, FDA approval of Spectrum’s carboplatin by mid-year, Cura’s ability to successfully launch and obtain significant sales for Spectrum’s carboplatin, the Company’s operational flexibility and regulatory proficiency, the extensive research and development capabilities of the Company’s strategic alliance partners, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional oncology drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.

###